Exhibit 99.1
NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS THIRD QUARTER 2019 RESULTS

•	Gross Margin Expands Year-Over-Year to 59.4% on a GAAP Basis and 59.8% on a Non-GAAP Basis from 57.5% and 57.4%, respectively, in 3Q 2018

•	Operating Margin Increases Year-Over-Year to 16.1% of revenue on a GAAP Basis and 25.1% on a Non-GAAP Basis from 12.8% and 19.6%, respectively, in 3Q 2018

•	Net Income Improves Year-Over-Year to $0.10 / $0.17 Per Diluted Share on a GAAP / Non-GAAP Basis, from $0.05 / $0.11, respectively, in 3Q 2018

•	$33.4 Million in Total Debt Payments in Q3 2019, Further Reducing the Leverage Ratio
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
HILLSBORO, OR - October 29, 2019 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal third quarter ended September 28, 2019.
Jim Anderson, President and Chief Executive Officer, said, "We improved our operating margin to 25% on a non-GAAP basis as we continued to execute on our business strategy and drive additional operational improvements. We made solid progress on our product roadmap and are excited about the acceleration in the schedule of our planned new product rollouts. This includes our recently introduced CrossLinkPlus™ FPGA family, which is already sampling to customers ahead of plan. Our priority remains executing on our business strategy as we unlock additional value for the company and its shareholders."
Sherri Luther, Chief Financial Officer, said, "We achieved a 67% sequential improvement in GAAP diluted EPS in Q3 2019 compared to Q2 2019 and a 100% year-over-year improvement compared to Q3 2018. We have generated approximately $85 million in cash flow from operations in the first nine months of 2019, 4 times the same period in 2018, underscoring our focus on cash generation. This has allowed us to make $107 million in total debt payments for the first nine months of 2019, including $33.4 million in total debt payments in Q3 2019. Reducing our leverage ratio below 1.5, as defined in our credit agreement, allowed us to lower the interest rate by another 25 basis points in the quarter for a total reduction of 300 basis points in 2019. We continue to focus on profitability and cash generation, and have a clear line of sight on achieving our financial model targets."

Selected Third Quarter 2019 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Quarterly Financial Results
	Q3 2019	Q2 2019	Q3 2018	Q/Q	Y/Y
Revenue	$103,469	$102,296	$101,484	+ 1.1%	+ 2.0%
Gross Margin %	59.4%	58.7%	57.5%	+ 70 bps	+ 190 bps
R&D Expense %	19.4%	18.9%	18.9%	+ 50 bps	+ 50 bps
SG&A Expense %	20.4%	19.3%	21.5%	+ 110 bps	(110) bps
Operating Expense	$44,751	$45,652	$45,405	(2.0%)	(1.4%)
Operating Income	$16,688	$14,386	$12,959	+ 16.0%	+ 28.8%
Net Income	$13,539	$8,559	$6,974	+ 58.2%	+ 94.1%
Net Income per share - Basic	$0.10	$0.06	$0.05	+ $0.04	+ $0.05
Net Income per share - Diluted	$0.10	$0.06	$0.05	+ $0.04	+ $0.05

	Non-GAAP* Quarterly Financial Results
	Q3 2019	Q2 2019	Q3 2018	Q/Q	Y/Y
Revenue	$103,469	$102,296	$101,484	+ 1.1%	+ 2.0%
Gross Margin %	59.8%	59.0%	57.4%	+ 80 bps	+ 240 bps
R&D Expense %	17.8%	17.7%	17.9%	+ 10 bps	(10) bps
SG&A Expense %	16.9%	17.0%	19.9%	(10) bps	(300) bps
Operating Expense	$35,883	$35,494	$38,417	+ 1.1%	(6.6%)
Operating Income	$26,009	$24,871	$19,878	+ 4.6%	+ 30.8%
Net Income	$22,943	$21,087	$13,785	+ 8.8%	+ 66.4%
Net Income per share - Basic	$0.17	$0.16	$0.11	+ $0.01	+ $0.06
Net Income per share - Diluted	$0.17	$0.15	$0.11	+ $0.02	+ $0.06
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Third Quarter 2019 Highlights

•
Improved Profitability: Achieved a 100% increase in net income per diluted share on a GAAP basis in Q3 2019 compared to Q3 2018, and a 54.5% increase in net income per diluted share on a non-GAAP basis in Q3 2019 compared to Q3 2018.

•
Debt Refinance and De-lever: Total debt payments of $33.4 million, including $29 million in discretionary debt payments, reduced leverage ratio below 1.5, as defined in the credit agreement. This further lowered the interest rate by another 25 basis points for a total reduction of 300 basis points in 2019.

•
Launched and Sampled New CrossLinkPlusTM FPGA Family: Lattice launched and sampled its new CrossLinkPlus family ahead of schedule. CrossLinkPlus FPGAs are innovative, small, low power FPGAs optimized with features including flash memory, a hardened MIPI D-PHY and high-speed I/O support for instant-on panel display performance, with flexible on-device programming capabilities.

•
Next Generation FDSOI Platform to Sample Before Year End 2019: Development of Lattice's next generation 28nm FDSOI platform is executing well with sampling to customers now expected before year end 2019. The combination of the new product platform's low-power architecture and power-efficient process technology is expected to result in a significant power reduction for customers.

•
MachXO3D Received NIST Certification: The National Institute of Standards and Technology ("NIST") independently certified that Lattice's MachXO3D is compliant with the U.S. government's standard for cryptographic software. The product was developed specifically for customers seeking a reliable hardware security solution.

•
Enhanced Award-Winning sensAITM Solutions Stack: Key performance enhancements and innovative new application reference designs are now available in Lattice's award-winning sensAI solutions stack, including key phrase detection for AI/ML-enabled human machine interface applications using microphones and human facial recognition for user identification.

Business Outlook - Fourth Quarter of 2019:

•	Revenue for the fourth quarter of 2019 is expected to be between $97 million and $103 million.

•	Gross margin percentage for the fourth quarter of 2019 is expected to be 59.5% plus or minus 1% on a non-GAAP basis.

•	Total operating expenses for the fourth quarter of 2019 are expected to be between $35.5 million and $36.5 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the fourth quarter of 2019, certain items that affect GAAP measurement of  financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal third quarter and business outlook on Tuesday, October 29 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 9191529. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our prioritizing of our business strategy; our belief that we will unlock additional value for the Company and its shareholders; our belief that we achieve our financial model targets; and the statements under the heading “Business Outlook - Fourth Quarter of 2019.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.
Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and Lattice’s quarterly reports filed on Form 10-Q. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring plans and related charges, acquisition-related charges, amortization and impairment of acquired intangible assets, inventory adjustments related to restructured operations, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.
These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in low power, small form factor programmable logic devices. Our FPGAs deliver intelligence, connectivity, and control solutions to the industrial, compute, communications, consumer, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an even better and more connected world.
For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
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Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue	$103,469	$102,296	$101,484	$303,856	$302,822
Cost of sales	42,030	42,258	43,120	124,727	137,689
Gross margin	61,439	60,038	58,364	179,129	165,133
Operating expenses:
Research and development	20,032	19,377	19,131	59,074	63,153
Selling, general, and administrative	21,078	19,759	21,775	61,618	69,886
Amortization of acquired intangible assets	3,389	3,390	3,823	10,168	13,982
Restructuring	252	3,126	90	4,719	5,495
Impairment of acquired intangible assets	—	—	586	—	12,486
Acquisition related charges	—	—	—	—	1,531
Total operating expenses	44,751	45,652	45,405	135,579	166,533
Income (loss) from operations	16,688	14,386	12,959	43,550	(1,400)
Interest expense	(2,022)	(3,538)	(5,500)	(10,547)	(15,582)
Other expense, net	(61)	(2,109)	(452)	(2,017)	(246)
Income (loss) before income taxes	14,605	8,739	7,007	30,986	(17,228)
Income tax expense	1,066	180	33	1,480	1,973
Net income (loss)	$13,539	$8,559	$6,974	$29,506	$(19,201)

Net income (loss) per share:
Basic	$0.10	$0.06	$0.05	$0.22	$(0.15)
Diluted	$0.10	$0.06	$0.05	$0.21	$(0.15)

Shares used in per share calculations:
Basic	132,997	132,206	127,816	132,065	125,578
Diluted	138,894	137,221	129,474	137,679	125,578

Lattice Semiconductor Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$97,413	$119,051
Short-term marketable securities	—	9,624
Accounts receivable, net	47,433	60,890
Inventories	59,672	67,096
Other current assets	34,691	27,762
Total current assets	239,209	284,423

Property and equipment, net	40,163	34,883
Operating lease right-of-use assets	24,563	—
Intangible assets, net	10,381	21,325
Goodwill	267,514	267,514
Deferred income taxes	226	215
Other long-term assets	11,349	15,327
	$593,405	$623,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$59,609	$61,128
Current portion of long-term debt	17,196	8,290
Current portion of operating lease liabilities	4,623	—
Total current liabilities	81,428	69,418

Long-term debt, net of current portion	139,230	251,357
Long-term operating lease liabilities, net of current portion	22,484	—
Other long-term liabilities	40,618	44,455
Total liabilities	283,760	365,230

Stockholders' equity	309,645	258,457
	$593,405	$623,687

Lattice Semiconductor Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income (loss)	$29,506	$(19,201)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,682	30,740
Impairment of acquired intangible assets	—	12,486
Stock-based compensation expense	13,335	9,908
Other non-cash adjustments	9,060	1,855
Net changes in assets and liabilities	8,234	(15,228)
Net cash provided by operating activities	84,817	20,560
Cash flows from investing activities:
Capital expenditures	(11,729)	(6,178)
Other investing activities	3,910	(10,747)
Net cash used in investing activities	(7,819)	(16,925)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	206,500	—
Original issue discount and debt issuance costs	(2,086)	—
Repayment of long-term debt	(311,408)	(27,884)
Net cash flows related to stock compensation exercises	8,365	26,451
Net cash used in financing activities	(98,629)	(1,433)
Effect of exchange rate change on cash	(7)	(1,124)
Net increase (decrease) in cash and cash equivalents	(21,638)	1,078
Beginning cash and cash equivalents	119,051	106,815
Ending cash and cash equivalents	$97,413	$107,893

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$9,932	$13,976
Income taxes paid, net of refunds	$1,922	$2,716

Lattice Semiconductor Corporation
Supplemental Historical Financial Information
(unaudited)

	Three Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	42	34	68
Inventory Days (DIO)	130	140	141

Revenue% (by Geography)
Asia	77%	75%	76%
Europe (incl. Africa)	11%	12%	12%
Americas	12%	13%	12%

Revenue% (by End Market)
Communications and Computing	40%	39%	32%
Industrial and Automotive	36%	38%	37%
Consumer	18%	19%	27%
Licensing and Services	6%	4%	4%

Revenue% (by Channel)
Distribution	81%	85%	82%
Direct	19%	15%	18%

Lattice Semiconductor Corporation
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018

Gross Margin Reconciliation
GAAP Gross margin	$61,439	$60,038	$58,364
Stock-based compensation - gross margin	453	327	219
Inventory adjustment related to restructured operations	—	—	(288)
Non-GAAP Gross margin	$61,892	$60,365	$58,295

Gross Margin % Reconciliation
GAAP Gross margin %	59.4%	58.7%	57.5%
Cumulative effect of non-GAAP Gross Margin adjustments	0.4%	0.3%	(0.1)%
Non-GAAP Gross margin %	59.8%	59.0%	57.4%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	19.4%	18.9%	18.9%
Stock-based compensation - R&D	(1.6)%	(1.2)%	(1.0)%
Non-GAAP R&D Expense %	17.8%	17.7%	17.9%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	20.4%	19.3%	21.5%
Stock-based compensation - SG&A	(3.5)%	(2.3)%	(1.6)%
Non-GAAP SG&A Expense %	16.9%	17.0%	19.9%

Operating Expenses Reconciliation
GAAP Operating expenses	$44,751	$45,652	$45,405
Stock-based compensation - operations	(5,227)	(3,642)	(2,489)
Amortization of acquired intangible assets	(3,389)	(3,390)	(3,823)
Restructuring charges	(252)	(3,126)	(90)
Impairment of acquired intangible assets	—	—	(586)
Non-GAAP Operating expenses	$35,883	$35,494	$38,417

Income from Operations Reconciliation
GAAP Income from operations	$16,688	$14,386	$12,959
Stock-based compensation - gross margin	453	327	219
Inventory adjustment related to restructured operations	—	—	(288)
Stock-based compensation - operations	5,227	3,642	2,489
Amortization of acquired intangible assets	3,389	3,390	3,823
Restructuring charges	252	3,126	90
Impairment of acquired intangible assets	—	—	586
Non-GAAP Income from operations	$26,009	$24,871	$19,878

Income from Operations % Reconciliation
GAAP Income from operations %	16.1%	14.1%	12.8%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	9.0%	10.2%	6.8%
Non-GAAP Income from operations %	25.1%	24.3%	19.6%

Lattice Semiconductor Corporation
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018

Other (Expense) Income, Net Reconciliation
GAAP Other expense, net	$(61)	$(2,109)	$(452)
Loss on re-financing of long-term debt	—	2,235	—
Non-GAAP Other (expense) income, net	$(61)	$126	$(452)

Income Tax Expense Reconciliation
GAAP Income tax expense	$1,066	$180	$33
Estimated tax effect of non-GAAP adjustments (1)	(83)	192	108
Non-GAAP Income tax expense	$983	$372	$141

Net Income Reconciliation
GAAP Net income	$13,539	$8,559	$6,974
Stock-based compensation - gross margin	453	327	219
Inventory adjustment related to restructured operations	—	—	(288)
Stock-based compensation - operations	5,227	3,642	2,489
Amortization of acquired intangible assets	3,389	3,390	3,823
Restructuring charges	252	3,126	90
Impairment of acquired intangible assets	—	—	586
Loss on re-financing of long-term debt	—	2,235	—
Estimated tax effect of non-GAAP adjustments (1)	83	(192)	(108)
Non-GAAP Net income	$22,943	$21,087	$13,785

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.10	$0.06	$0.05
Cumulative effect of Non-GAAP adjustments	0.07	0.10	0.06
Non-GAAP Net income per share - basic	$0.17	$0.16	$0.11

GAAP Net income per share - diluted	$0.10	$0.06	$0.05
Cumulative effect of Non-GAAP adjustments	0.07	0.09	0.06
Non-GAAP Net income per share - diluted	$0.17	$0.15	$0.11

Shares used in per share calculations:
Basic	132,997	132,206	127,816
Diluted - GAAP (2)	138,894	137,221	129,474
Diluted - Non-GAAP (2)	138,894	137,221	129,474

(1) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(2) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.